                                                                 EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Family Restaurants, Inc.

         We consent to incorporation by reference in the Registration Statement (No. 33-52795) on Form S-8 of Family Restaurants, Inc. of our report dated March 7, 1997, relating to the consolidated balance sheets of Family Restaurants, Inc. and its subsidiaries as of December 29, 1996 and December 31, 1995 and the related statements of operations, common stockholders' equity (deficit) and cash flows and related financial statement schedule for the years ended December 29, 1996 and December 31, 1995, the eleven months ended December 25, 1994 (Successor Company) and the one month ended January 26, 1994 (Predecessor Company), which report appears in the December 29, 1996 annual report on Form 10-K of Family Restaurants, Inc. Our report refers to a change in the method of financial statement reporting.

KPMG PEAT MARWICK LLP

Orange County, California
March 31, 1997